Exhibit 99.2
ALLIED CAPITAL CORPORATION
     Unless otherwise indicated, the business address for each of the directors and executive officers of Allied Capital Corporation is 1919 Pennsylvania Ave., NW. Washington, DC 20006. All directors and officers of Allied Capital are United States citizens.

Directors	Principal Occupation

William L. Walton	Chairman, Chief Executive Officer and President Allied Capital Corporation

Joan M. Sweeney	Chief Operating Officer Allied Capital Corporation

Brooks H. Browne	Private Investor

Robert E. Long	President, Ariba GLB Group, Inc.

Ann Torre Bates	Strategic and Financial Consultant

John I. Leahy	President Management and Marketing Associates

Alex J. Pollock	Resident Fellow American Enterprise Institute

Guy T. Steuart II	President and Director Steuart Investment Company

John D. Firestone	Partner Secor Group

Anthony T. Garcia	Private Investor

Edwin L. Harper	Senior Vice President, Assurant, Inc.

Lawrence I. Hebert	Senior Advisor PNC Bank, N.A.

Marc F. Racicot	President and Chief Executive Officer American Insurance Association

Laura W. van Roijen	Private Investor

Executive Officers

William L. Walton	Chairman, Chief Executive Officer and President

Joan M. Sweeney	Chief Operating Officer

Penni F. Roll	Chief Financial Officer

Scott S. Binder	Chief Valuation Officer and Managing Director

Michael J. Grisius	Managing Director

Jeri J. Harman	Managing Director

Thomas C. Lauer	Managing Director

Robert D. Long	Managing Director

Justin S. Maccarone	Managing Director

Diane E. Murphy	Executive Vice President and Director of HR

Daniel L. Russell	Managing Director

John M. Scheurer	Managing Director

John D. Shulman	Managing Director

Kelly A. Anderson	Executive Vice President and Treasurer

Suzanne V. Sparrow	Executive Vice President, Chief Compliance Officer and Corporate Secretary

ALLIED INVESTMENTS, L.P.
     The general partner of Allied Investments, L.P. is Allied Investments, L.L.C. The members of the board of directors and the executive officers of Allied Investments, L.L.C. are the same as those for Allied Capital Corporation as set forth above.